2nd Quarter 2025 Earnings Supplement and Investor Presentation July 25, 2025

2Central Pacific Financial Corp. Forward-Looking Statements This document may contain forward-looking statements ("FLS") concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believe," "plan," "anticipate," "seek," "expect," "intend,“ "forecast," "hope," "target,” "continue," "remain," "estimate," "will," "should," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements. While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of the persistence of current inflationary pressures, or the resurgence of elevated levels of inflation in the United States and our market areas, and its impact on market interest rates, the economy and credit quality; the impact of the current U.S. administration’s recent economic policies, including potential international tariffs and other cost cutting initiatives; the adverse effects of bank failures and the potential impact of such developments on customer confidence, deposit behavior, liquidity and regulatory responses thereto; the adverse effects of pandemic viruses (and their variants), epidemics and other public health emergencies on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees, as well as the effects of government programs and initiatives in response thereto; supply chain disruptions; labor contract disputes and potential strikes; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, and earthquakes) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau, government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to, or regulatory or other governmental inquiries and proceedings and the resolution thereof; the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to, and the effect of any recurring or special FDIC assessments; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the PCAOB, the FASB and other accounting standard setters and the cost and resources required to implement such changes; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; securities market and monetary fluctuations, including the impact resulting from the elimination of the LIBOR Index; negative trends in our market capitalization and adverse changes in the price of the Company's common stock; the effects of any potential or actual acquisitions or dispositions we may make or evaluate, and the related costs associated therewith; political instability; acts of war or terrorism or military conflicts domestically or internationally; changes in consumer spending, borrowings and savings habits; technological changes and developments; cybersecurity and data privacy breaches and the consequence therefrom, including those involving our third-party vendors or other service providers; susceptibility of fraud on our business; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; our ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; changes in the competitive environment among financial holding companies and other financial service providers; our ability to successfully implement our initiatives to lower our efficiency ratio; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; our ability to successfully implement and achieve the objectives of our BaaS initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; uncertainty regarding United States fiscal debt, deficit and budget matters; and our success at managing the risks involved in the foregoing items. For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available SEC filings, including the Company's Forms 10-Q and 10-K for the last fiscal quarter and year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

3Central Pacific Financial Corp. MARKET INFORMATION NYSE TICKER CPF SUBSIDIARY CPB TOTAL ASSETS $7.4 BILLION MARKET CAP $758 MILLION SHARE PRICE $28.08 DIVIDEND YIELD 3.8%1 Central Pacific Financial Corp. (CPF) is a Hawaii-based bank holding company. Central Pacific Bank (CPB) was founded in 1954 by Japanese-American veterans of World War II to serve the needs of families and small businesses that did not have access to financial services. Today CPB is the 4th largest financial institution in Hawaii with 27 branches and 55 ATM’s across the State. CPB provides a full suite of banking products and services to commercial clients and consumers, and continues the legacy of supporting our community. CPB was named Best Bank in Hawaii by Forbes Magazine in 2025. This is the fourth consecutive year the Bank has made the Forbes list. Note: Total assets as of June 30, 2025. Other Market Information above as of July 15, 2025. Central Pacific Financial - Corporate Profile 1 Dividend yield is calculated based on quarterly cash dividend of $0.27 per share declared for 2Q25.

4Central Pacific Financial Corp. Tourism Visitor arrivals YoY Growth YTD 2.8% 1 Employment Unemployment Rate June 2025 2.8% 1 • Tourism industry continues to grow at modest pace • Visitor spending totaling $9 billion as of May 2025 YTD, a 6.5% increase from same prior year period • Significant Public & Private Construction Projects • Honolulu rail transit project – estimated cost of $12 billion and the largest public works project in Hawaii’s history • Luxury and affordable housing development, including near Downtown, Honolulu and West Oahu • Military & Defense Spending • Pearl Harbor’s shipyard infrastructure upgrade - the U.S. Navy’s largest shipyard project estimated to cost $3.4 billion • Indo-Pacific Command in Hawaii plays a key role in the U.S. defense strategy 1 Source: State of Hawaii Department of Business, Economic Development & Tourism. Tourism represents total visitors as of May 2025 compared to May 2024. 2 Source: Honolulu Board of Realtors Hawaii Economy – Foundation for Sustained Economic Activity Housing Oahu Median Single-Family Home Price June 2025 $1.13MM 2 Construction Completed Construction in 2024 reached $14 billion

5Central Pacific Financial Corp. Highlights • Profitability metrics improved on all core metrics • Net interest income growth of 3.6% quarter-over- quarter • NIM expanded 13 bps on a sequential quarter basis, and expanded every quarter for the last five quarters • Efficiency ratio improved to 60.36%1 • Quarterly cash dividend maintained at $0.27 • Repurchased 103K shares of CPF common stock for $2.6 million, or $25.00 per share Strong Performance through the First Half of 2025 2Q25 Actual 1Q25 Actual 2Q24 Actual NET INCOME / DILUTED EPS $18.3MM / $0.67 $17.8MM / $0.65 $15.8MM / $0.58 PRE-PROVISION NET REVENUE (PPNR) 1 $28.9MM $26.7MM $22.9MM RETURN ON ASSETS (ROA) 1.00% 0.96% 0.86% RETURN ON EQUITY (ROE) 13.04% 13.04% 12.42% TANGIBLE COMMON EQUITY (TCE)1 7.72% 7.53% 7.00% NET INTEREST MARGIN (NIM) 3.44% 3.31% 2.97% 1 PPNR, TCE Ratio and efficiency ratio are non-GAAP financial measure. Refer to slide 19.

6Central Pacific Financial Corp. Diversified Loan Portfolio • Diverse loan portfolio, with 80% secured by real estate • Overall portfolio yield improved 8 bps to 4.96% from Q1 to Q2 2025 • Primed for growth in the 2nd half of 2025 given opportunities in CRE and Construction in both Hawaii and the mainland 3.77 4.08 4.45 4.96 5.10 5.56 5.44 5.33 5.29 3.00 3.50 4.00 4.50 5.00 5.50 6.00 2017 2018 2019 2020 2021 2022 2023 2024 2Q25 $ B il li o n s Loan Balances Outstanding as of period end Commercial & Industrial 11% Construction 4% Residential Mortgage 35% Home Equity 12% Commercial Mortgage 29% Consumer 9% Loan Portfolio Composition as of June 30, 2025

7Central Pacific Financial Corp. Low-Cost Deposits Driven by Valuable Franchise Data as of June 30, 2025 • Well-diversified and granular: 51% Commercial (Average account balance of $101K) 49% Consumer (Average account balance of $19K) • 53% Long-tenured customers with CPB 10 years or longer • Low reliance on public time deposits • No brokered deposits 4.96 4.95 5.12 5.80 6.64 6.74 6.85 6.64 6.54 4.00 4.50 5.00 5.50 6.00 6.50 7.00 7.50 8.00 2017 2018 2019 2020 2021 2022 2023 2024 2Q25 $ B il li o n s Total Deposits as of period end Noninterest Bearing Demand 30% Interest Bearing Demand 20% Savings & Money Market 34% Time 16% Deposit Portfolio Composition as of June 30, 2025

8Central Pacific Financial Corp. 1.02% 1.50% 2.20% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2018 2019 2020 2021 2022 2023 2024 1Q25 2Q25 Total Deposit Cost CPF HI Peers Nat'l Peers • Source: Earnings release for the quarter ended 6/30/2025 and S&P Global • HI Peers includes BOH and FHB as of 3/31/25 • Nat’l Peers includes publicly traded banks with total assets of $3-10 billion as of 3/31/25 Low rate-sensitive, relationship-based deposit portfolio provides significant cost advantage CPF total deposit cost declined 6 bps to 1.02% from 1Q25 to 2Q25 CPF Deposit Cost Advantage 3.17% 2.62% 3.36%3.31% 2.69% 3.41%3.44% CPF HI Peers Nat'l Peers Net Interest Margin Q4 Q1 Q2 24 25 25 Q4 Q1 24 25 Q4 Q1 24 25 29.6% 30.2% 23.8% CPF HI Peers Nat'l Peers 2Q25 1Q25 1Q25 Non-Interest Bearing Deposits to Total Deposits

9Central Pacific Financial Corp. 2.6 11.1 13.0 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 4Q24 1Q25 2Q25 $ M il li o n s Noninterest Income Noninterest Income and Expense • 2Q25 increase is mostly due to income from BOLI • Opportunity to increase fee income through a growing Wealth management business, and customer swap program • 2Q25 increase primarily due to higher deferred compensation expense • Non-interest expenses was managed to be relatively flat • Priority on process improvements and expense management in all areas $9.9MM in pre-tax loss on investment repositioning 12.6 Note: Totals may not sum due to rounding. 44.2 42.1 43.9 0.0 10.0 20.0 30.0 40.0 50.0 60.0 4Q24 1Q25 2Q25 $ M il li o n s Noninterest Expense

10Central Pacific Financial Corp. 5 Asset quality remained solid and in the expected operating range Solid Credit Profile 0.04% 0.01% 0.01% 0.01% 0.04% 2Q24 3Q24 4Q24 1Q25 2Q25 Delinquencies 90+Days/Total Loans 0.66% 0.62% 0.62% 0.82% 1.80% 2Q24 3Q24 4Q24 1Q25 2Q25 Criticized/Total Loans 0.08% 0.07% 0.10% 0.06% 0.21% 0.20% 0.20% 0.19% 0.13% 0.14% 0.28% 0.27% 0.29% 0.20% 0.35% 2Q24 3Q24 4Q24 1Q25 2Q25 Annualized NCO/Avg Loans All Other NCO/Avg Loans Mainland Consumer NCO/Avg Loans 0.19% 0.22% 0.21% 0.21% 0.28% 2Q24 3Q24 4Q24 1Q25 2Q25 NPAs/Total Loans Note: Totals may not sum due to rounding.

11Central Pacific Financial Corp. • $3.8 million provision for credit loss on loans, plus additional $1.2 million to the reserve for unfunded commitments, for a total provision for credit loss of $5.0 million in 2Q25 • Strong ACL coverage ratio of 1.13% for 2Q25 Note: Totals may not sum due to rounding. Allowance for Credit Losses $ Millions 2Q24 3Q24 4Q24 1Q25 2Q25 Beginning Balance 63.5 62.2 61.6 59.2 60.5 Net Charge-offs (3.7) (3.6) (3.8) (2.6) (4.7) Provision for Credit Losses 2.4 3.0 1.4 3.9 3.8 Ending Balance 62.2 61.6 59.2 60.5 59.6 Coverage Ratio (ACL to Total Loans) 1.16% 1.15% 1.11% 1.13% 1.13%

12Central Pacific Financial Corp. High Quality Securities Portfolio • $1.3 billion or 18% of total assets • 95% AAA rated • Portfolio mix: AFS 57% / HTM 43% • Interest rate swap on $115 million of municipal securities; added $0.7 million to interest income in 2Q25 (pay fixed at 2.1%, receive float at Fed Funds). U.S. Treasury & Gov't Agency 8% Municipals 12% Agency CMBS/RMBS 76% Non-Agency CMBS/RMBS 1% Collateralized loan obligations 3% Investment Portfolio Composition as of June 30, 2025

13Central Pacific Financial Corp. Strong Liquidity with Ample Alternative Sources $ Millions June 30, 2025 Cash on Balance Sheet 317$ Other Funding Sources: Unpledged Securities 572 FHLB Available Borrowing Capacity 1,628 FRB Available Borrowing Capacity 230 Other Funding Lines 75 Total 2,505$ Total Sources of Liquidity 2,822$

141Central Pacific Financial Corp. Strong Capital and Shareholder Return • Regulatory capital ratios meaningfully above the well-capitalized minimums • Maintained quarterly cash dividend of $0.27 per share which will be payable on September 15, 2025 • 103,077 shares repurchased in 2Q25 at a total cost of $2.6 million or $25.00 per share $- $0.20 $0.40 $0.60 $0.80 $1.00 $1.20 2017 2018 2019 2020 2021 2022 2023 2024 2025* Cash Dividends Declared per Common Share * Annualized 9.6% 12.6% 15.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Tier 1 Leverage CET1 Total Capital Regulatory Capital Ratios As June 30, 2025 Regulatory Minimum Well-Capitalized CPF

15Central Pacific Financial Corp. Appendix

16Central Pacific Financial Corp. • Actively working with buyers in 20 new home projects, with an estimated 6,000 units. • Accretive to construction loans, CRE take-out financing and residential loan business • Engaged in key joint ventures with homebuilder and real estate company • Established key alliances with Hokuyo Bank and Tokyo Star Bank • Deep expertise and legacy of leadership connections • Produces deposit generating opportunities • SBA Lender of the Year Category II 16 times since 2004 • Launched our Business Express online loan portal to offer self- service credit application options 24/7 • Leads to loan and deposit growth opportunities HOME OWNERSHIP Go-to lender, driving Hawaii housing solutions SMALL BUSINESS #1 bank for small businesses in Hawaii JAPAN Bridging Hawaii and Japan Who We Are: Our Foundational Principles

Our Core Growth and Value Drivers


2025
2024
2023
2022





Increased Revenue Opportunities

Improving market demand and building a solid team to grow loan portfolio and fee income

Valuable Deposit Franchise

Providing stable, low-cost funding advantage through deep relationships

Efficiency Optimization

Focusing on digital and technology to automate processes, improve customer and employee experience, and drive ROI

Built on our Foundational Principles

Small Business | Home Ownership | Japan

Credit Profile | Capital | Liquidity

S O L I D

Central Pacific Financial Corp.
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181Central Pacific Financial Corp. Digital and Technology Transformation 87% Consumer deposits processed digitally Digital Engagement1 Digital Metrics 1 Deposit activity for the month of June 2025. 2 For all enrolled customers, defined as logging into online or mobile banking at least 1 time within the past 90 days as of June 30, 2025. 3 CAGR calculated over a 3-year period from July 2022 to June 2025. Engaged in Digital Banking 2 75% 72% Retail Customers Business Customers 76% 73% Retail Mobile Users 10% Annual Growth Rate 3 Resulting in reduced manual efforts and enhanced customer service experiences Leveraging Technology to Drive Efficiencies Automated Processes Implemented over 90 process improvements, which included 40 workflow automations that created efficiencies across various areas of the bank. ACH, 78% ATM, 4% Mobile, 5% Branch, 13% Branch Enhancements Technology integration provided time savings of over 80% on teller balancing, allowing more focus on customer service.

Non-GAAP Disclosure

To supplement our consolidated financial information, the Company uses certain non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP. The Company believes these non-GAAP financial measures provide useful information to investors and others, which excludes transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. The Company believes that these measures offer a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance. These non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

Tangible Common Equity ("TCE") Ratio is calculated by dividing tangible common equity by tangible assets.

TCE RATIO[1] (IN 000'S)	2Q25 Actual	1Q25 Actual	2Q24 Actual
Total shareholders' equity	568,874	557,376	518,647
Less: intangible assets	0	0	-1,414
Tangible Common Equity (TCE)	568,874	557,376	517,233
Total assets	7,369,567	7,405,239	7,386,952
Less: intangible assets	0	0	-1,414
Tangible assets	7,369,567	7,405,239	7,385,538
TCE Ratio (non-GAAP) (TCE to tangible assets)	**7.72%**	**7.53%**	**7.00%**

Pre-Provision Net Revenue ("PPNR") is calculated by adding net income plus income tax expense plus provision for credit losses

PPNR[1] (IN 000'S)	2Q25 Actual	1Q25 Actual	2Q24 Actual
Net income	18,271	17,760	15,817
Add: Income tax expense	5,605	4,791	4,835
Pre-tax income	23,876	22,551	20,652
Add: Provision for credit losses	4,987	4,172	2,239
PPNR (non-GAAP)	**28,863**	**26,723**	**22,891**

Efficiency ratio is derived from GAAP-based amounts, and is calculated by dividing total other operating expenses by total pre-provision revenue (net interest income plus total other operating income).

EFFICIENCY RATIO[1] (IN 000'S)	2Q25 Actual	1Q25 Actual	2Q24 Actual
Total other operating expense	43,946	42,072	41,151
Net interest income	59,796	57,699	51,921
Total other operating income	13,013	11,096	12,121
Total revenue	72,809	68,795	64,042
Efficiency ratio (non-GAAP)	**60.36%**	**61.16%**	**64.26%**

[1] Non-GAAP financial measures.

Note: Totals may not sum due to rounding.

Central Pacific Financial Corp.

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Historical Financial Highlights

	Year Ended December 31,								2025	
($ Millions)	2017	2018	2019	2020	2021	2022	2023	2024	1Q	2Q
Balance Sheet (period end data)										
Loans and leases	$ 3,770.6	$ 4,078.4	$ 4,449.5	$ 4,964.1	$ 5,101.6	$ 5,555.5	$ 5,439.0	$ 5,332.9	$ 5,334.5	$ 5,289.8
Total assets	5,623.7	5,807.0	6,012.7	6,594.6	7,419.1	7,432.8	7,642.8	7,472.1	7,405.2	7,369.6
Total deposits	4,956.4	4,946.5	5,120.0	5,796.1	6,639.2	6,736.2	6,847.6	6,644.0	6,596.0	6,545.0
Total shareholders' equity	500.0	491.7	528.5	546.7	558.3	452.9	503.8	538.4	557.4	568.9
Income Statement										
Net interest income	167.7	173.0	184.1	197.7	211.0	215.6	210.0	211.7	57.7	59.8
Provision (credit) for credit losses (*)	(2.6)	(1.5)	6.3	42.1	(14.6)	(1.3)	15.7	9.8	4.2	5.0
Other operating income	36.5	38.8	41.8	45.2	43.1	47.9	46.7	38.7	11.1	13.0
Other operating expense (*)	131.0	135.1	141.6	151.7	163.0	166.0	164.1	172.6	42.1	43.9
Income taxes (*)	34.6	18.8	19.6	11.8	25.8	24.8	18.2	14.6	4.8	5.6
Net income	41.2	59.5	58.3	37.3	79.9	73.9	58.7	53.4	17.8	18.3
Profitability										
Return on average assets	0.75%	1.05%	0.99%	0.58%	1.13%	1.01%	0.78%	0.72%	0.96%	1.00%
Return on average shareholders' equity	8.03%	12.22%	11.36%	6.85%	14.38%	15.47%	12.38%	10.25%	13.04%	13.04%
Efficiency ratio	64.14%	63.79%	62.69%	62.47%	64.16%	63.00%	63.95%	68.91%	61.16%	60.36%
Net interest margin	3.28%	3.22%	3.35%	3.30%	3.18%	3.09%	2.94%	3.01%	3.31%	3.44%
Capital Adequacy (period end data)										
Leverage capital ratio	10.4%	9.9%	9.5%	8.8%	8.5%	8.5%	8.8%	9.3%	9.4%	9.6%
Total risk-based capital ratio	15.9%	14.7%	13.6%	15.2%	14.5%	13.5%	14.6%	15.4%	15.6%	15.8%
Asset Quality										
Net loan chargeoffs/average loans	0.11%	0.02%	0.15%	0.15%	0.02%	0.09%	0.27%	0.29%	0.20%	0.35%
Nonaccrual loans/total loans (period end)	0.07%	0.06%	0.03%	0.12%	0.12%	0.09%	0.13%	0.21%	0.21%	0.28%

(*) Certain amounts in prior years were reclassified to conform to current year's presentation. These reclassifications had an immaterial impact to our previously reported efficiency ratios. Note: Totals may not sum due to rounding.

Central Pacific Financial Corp.
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21Central Pacific Financial Corp. Commercial Real Estate Loans Portfolio • Investor 76% ($1.2B) / Owner-Occupied 24% ($0.4B) • Hawaii 75% ($1.2B) / Mainland 25% ($0.4B) • WA LTV • Hawaii = 61% • Mainland = 57% Industrial/ Warehouse 29% Retail 18% Apartment 19% Office 13% Hotel 12% Other 4% Shopping Center 3% Storage 2% CRE Loans Portfolio Composition as of June 30, 2025

22Central Pacific Financial Corp. • Total Hawaii Consumer $224 million • Total Mainland Consumer $248 million • Weighted average origination FICO: • 746 for Hawaii Consumer • 749 for Mainland Consumer • Mainland consumer net charge-offs peaked in 4Q23 and declined for 6 consecutive quarters since then Consumer Loans Portfolio HI Auto $151 , 32% HI Other $73 , 16% Mainland Home Improvement $89 , 19% Mainland Unsecured $25 , 5% Mainland Auto $134 , 28% Consumer Loans Portfolio Composition as of June 30, 2025 ($ Millions)

23Central Pacific Financial Corp. CPB Named Best Bank in Hawaii by Newsweek, Forbes, and Honolulu Star-Advertiser • Newsweek’s America’s Best Regional Banks 2025 • Forbes’ Best-In-State Banks 2025 • Forbes’ America’s Best Banks 2025 • Honolulu Star-Advertiser’s Best Bank in Hawaii 2024

24Central Pacific Financial Corp. Caring for our ‘Aina and People

25Central Pacific Financial Corp. Mahalo